Acquisition Agreement

           Xynery Corp and Corporate Space Power Industries & Electric

Xynergy  Inc.
269 So. Beverly Drive, Suite 938
Beverly Hills, Ca. 90212

Agreement made this 20th day of April, 2002, between Corporate Space Power Industries & Electric, Inc,("CSPIE") a corporation organized under the laws of the State of Nevada, with its principal office located at 77-734 Country Club Drive - Suite L, Palm Desert, CA 92211, hereafter referred to as "seller," and Xynergy Corporation, a corporation organized under the laws of the State of Nevada, with its principal office located at 269 South Beverly Drive, Suite 938, Beverly Hills, California, hereafter referred to as "buyer."

As designated signer for Seller is also in control of a majority of shares for seller, seller indicates approval by seller's stockholders of the terms and conditions of this agreement and the nature and amount of the consideration to be received by seller hereunder, the parties agree as follows:

                                  SECTION ONE.

                             PROMISE TO BUY AND SELL

Seller agrees to sell and buyer agrees to purchase all the assets and property of seller, including its good will in the items, listed in Exhibits A, B, and C, attached hereto and made a part hereof, for the consideration, under the terms and conditions, and subject to the warranties and representations set forth in this agreement.

                                  SECTION TWO.

                         CLOSING; DOCUMENTS DELIVERABLE

The closing of the sale shall take place on April 22, 2002, at 2:00 p.m. PST at 269 South Beverly Drive, Suite 938, Beverly Hills, California. At the closing, seller shall deliver to buyer such deeds, bills of sale, assignments, and other instruments of transfer as may be necessary to vest in buyer good and marketable title to the property and assets sold under this agreement.

At closing, or at the earliest opportunity thereafter, buyer shall initiate issuance of sufficient shares to pay seller all of the purchase price as specified in this agreement. All documents and papers to which the parties are entitled under this agreement, unless otherwise specified in this agreement, shall also be delivered at the closing.

                                 SECTION THREE.

                                  CONSIDERATION

Buyer, in consideration of the covenants, conditions, and representations of seller, recited in this agreement, shall pay to seller, on closing, or on it's earliest opportunity thereafter, 3,000,000 shares of common stock in buyer. Assets transferred to buyer shall be valued as follows: 100% ownership of seller, and complete control over all assets, letters of interest/intent, domain names, contracts, intellectual property, and personnel. The total estimated value of all assets transferred from the seller to the buyer is $930,000.00. The purchase price shall be allocated as follows: 3,000,000 shares of common stock of buyer in exchange for 10,000,000 shares of common stock in seller (which represents all issued and outstanding shares of seller on a fully diluted basis).

At the closing of this agreement, for each 1,000 shares of seller owned by current shareholders of seller, shall receive 300 shares of common stock in buyer, as well as warrants for future options to purchase 1,500 shares of sellers common stock at an exercise price of $.10 per share, under the terms outlined in the following paragraph.

Upon completion of seller's initial financing of $1,500,000.00, and upon successful completion of ground based laser demonstration, and upon achieving satisfactory results to proceed to the space based demonstration, buyer will issue additional shares of sellers common stock for a second round of financing sufficient to fund the space based demonstration.

Upon issuance of additional shares for the second round financing, sellers shareholders may exchange warrants received from buyer at the closing of this transaction, for options to purchase up to 1,500 shares of seller at a per share strike price of $0.10, for every 300 shares of common stock received from buyer at the closing of this transaction. The maximum number of shares available for issuance, and purchase by shareholders of seller, is 15,000,000 under the terms of this agreement.

Alternatively, each former shareholder of seller shall be given the right to swap their common shares of buyer to exercise their options in seller at a 1 for 5 Ratio. The swap may be done in whole or in part.

Buyer will allocate a sufficient number of share of common stock in buyer, as well as it's best effort to cause allocated shares to be registered, in order to achieve financing in the amount of $1,500,000.00 for sellers ground based laser demonstration. Seller shall be responsible for all requirements of the registration process of buyers common shares, for which buyer is not directly responsible. Example; seller shall provide complete prospectus, as well as all other documents required by seller under an S-4 Registration (Or selected Registration document), as well as any comments or additional requirements necessary to complete the registration of buyers common shares.

Principal Seller shareholders will designate 2 of 5 seats on the board of Seller.

Primary shareholder of Seller will receive 1 of 5 seats on the board of Buyer.

                                  SECTION FOUR.

                       WARRANTIES AND COVENANTS OF SELLER

Seller agrees, represents, and warrants as follows:

(a). Seller is duly incorporated and authorized to do business under the laws of the State of Nevada.

(b). The execution of this agreement has been duly authorized by seller's board of directors.

(c). Seller has the approval of its shareholders of the terms and conditions of this agreement and of the nature and amount of the consideration to be received by seller hereunder.

(d). Seller has good and marketable title to all assets and property sold hereunder, except as otherwise stated in the exhibits attached hereto and except for property disposed of or encumbered in the ordinary course of business. All tangible property sold hereunder is in good condition and repair and conforms to all applicable zoning, building, safety, and other regulations.

(e). Seller agrees to use its best efforts to obtain the necessary consents for the assignment or transfer of any contract, lease, license, or permit to be assigned or transferred hereunder and to perform its duties under such contracts, leases, licenses, and permits without default until the closing date.

(f). Seller agrees to continue normal operations of the business, and to report directly to the buyers board of directors or any designated officers on a monthly basis to provide progress and growth reports, as well as to follow any instructions or mandates from buyer for a period of no less than 24 months from the closing date.

(g). Seller agrees to disclose to buyer not later than 10 days after the closing date, all trade secrets, relevant contacts, and technical information held or controlled by seller and relating to the business sold hereunder. Buyer shall have the right to use the name of seller, and seller agrees not to use, or authorize others to use, its name or a similar name.

(h). Until the closing date of this agreement, seller shall not, without the written consent of buyer, dispose of or encumber any of the assets or property to be sold hereunder, with the exception of any transactions occurring in the ordinary course of seller's business. Seller shall use its best efforts to preserve its business and good will. Seller further agrees to permit buyer, and its representatives, full access to its property and records any time prior to the closing date during normal business hours and to supply all information concerning its property and affairs as buyer may reasonably demand.

                                  SECTION FIVE.

                RESOLUTION OF CLAIMS; INDEMNIFICATION OF PARTIES

In case of claim of breach of contract by either party, the party so claiming shall notify the other party in writing, indicating the alleged breach and the amount of damages claimed therefore. In case of dispute as to the existence of a breach, or the amount of damages therefore, the parties shall submit the dispute to an arbitration board to be defined by buyer at such time as is required. The decision of the arbitration board shall be final where unanimous, but either party dissatisfied with the a decision of the arbitration board which is less than final shall have customary recourse to the judicial system of the State of California.

Except as otherwise expressly provided in this agreement, seller shall indemnify buyer against any liability connected with the assets or business sold hereunder accruing as a result of acts or omissions occurring before the closing date, and buyer shall indemnify seller against any such liability accruing as a result of acts or omissions occurring after the closing date. Each party to this agreement shall cooperate with the other party in defending claims for which the other party is or may be liable under this provision by giving notice to the other party of the assertion or existence of any such claim and by furnishing such documents and information as may be useful in defense of such claims.

                                  SECTION SIX.

                         TRANSFER OF TITLE; RISK OF LOSS

Title to the assets and property sold hereunder shall pass to buyer on the closing date on delivery to it of the proper instruments of transfer. If at any time any of the tangible property sold hereunder shall have been lost or damaged, except for damage or loss through use and wear in the ordinary course of business, by any cause or event beyond the reasonable power and control of seller, buyer shall be entitled to collect all insurance proceeds collectible by reason of such loss or damage or, if the amount of the loss or damage exceeds fifty percent (50%) of the value of that property, buyer shall have the right to elect to complete the sale and collect all insurance proceeds or to terminate this agreement in lieu of any other right or remedy. If buyer becomes entitled to collect insurance under this provision, the purchase price of lost or damaged assets covered by insurance shall not be reduced.

                                 SECTION SEVEN.

                          IMPOSSIBILITY OF PERFORMANCE

If, except as otherwise provided in this agreement, either party shall be prevented from completing the sale for any cause beyond its reasonable power and control, the other party may elect to accept partial performance or, in lieu of any other remedy, elect to terminate this agreement.

                                 SECTION EIGHT.

                               SALES AND USE TAXES

Any sales or use tax payable by reason of the sale of any of the assets under this agreement shall be paid by buyer, and such payment shall not be construed as part of the purchase price. Seller agrees to furnish to buyer resale certificates for any items sold to buyer for resale. Seller shall also obtain and deliver to buyer a clearance receipt of the transaction for sales and use taxes due from seller.

                                  SECTION NINE.

                          INVENTORY OF GOODS TO BE SOLD

An inventory of stock, supplies, fixtures, furnishings, and equipment, shall be taken by buyer on May 20, 2002. The inventory of seller's stock in trade shall set forth the aggregate value for which the items are to be sold under this agreement based on seller's actual cost for each item.

                                  SECTION TEN.

                      DISPOSITION OF DOCUMENTS AND RECORDS

Seller shall retain title to all its documents and records, except those agreed to be transferred under this agreement. Any such documents or records that buyer may reasonably require after the closing date for use in connection with the future financing, assets, or business sold hereunder shall be delivered or made available to buyer. Each party shall forward to the other party all correspondence, documents, or payments relating to the assets or business sold hereunder to which the other party is entitled under the terms of this agreement. Before destroying any records or papers connected with the assets or business sold hereunder, each party shall first offer them to the other party.

                                 SECTION ELEVEN.

                                      COSTS

Seller shall bear the cost of title insurance premiums, financial audit, and record costs. All other costs incidental to the sale hereunder shall be borne by the parties in accordance with prevailing custom.

                                 SECTION TWELVE.

                           INTERPRETATION OF AGREEMENT

12.1. There are no agreements, warranties, or representations, express or implied, except those expressly set forth in this agreement. All agreements, representations, and warranties contained in this agreement shall apply as of the closing date and shall survive the closing of this agreement.

12.2. This agreement shall not be assignable by buyer without the written consent of seller. Subject to this provision, this agreement shall be binding on and benefit the successors and assigns of the parties.

12.3. This agreement is to be governed by and construed under the laws of the State of California.

In witness whereof the parties have executed this agreement in duplicate at ________________________[designate place of execution] on April 22, 2002.


Xynergy Corp                                         Corporate Space Power Industries & Electric

Per:                                                 Per:
                           /s/                                                  /s/
         -----------------------------------                  --------------------------------------------
         Raquel Zepeda                                        Howard Foote
         President and Director                               President and Chairman

Witness:                                             Witness:

                           /s/                                                  /s/
         -----------------------------------                  --------------------------------------------

                                [Attach exhibits]

A.    Employment Agreement for Howard Foote
B.    Employee Invention Agreement for Howard Foote
C.    Employee Confidentiality Agreement for Howard Foote

                                    Exhibit A

                              EMPLOYMENT AGREEMENT

Agreement made, effective as of April 22, 2002, by and between Xynergy Corporation, a corporation organized and existing under the laws of the State of Nevada, with its principal office located at 269 South Beverly Drive, Suite 938, Beverly Hills, California, referred to in this agreement as employer, and Howard Foote, of 53975 Avenida Cortez, LaQuinta CA 92253, referred to in this agreement as employee.

                                    RECITALS

A. Employer is a holding company with current and prospective interests in retail, marketing, and Solar Space Power (SSP) technology and other technologies.

B. Employee has been engaged and has had a great deal of experience and contacts in the design and development of SSP and other technologies.

C. Employee is willing to be employed by employer, and employer is willing to employ employee, on the terms, covenants, and conditions set forth in this agreement.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                  SECTION ONE.

                                   EMPLOYMENT

A. Employer employs, engages, and hires employee as a President of Corporate Space Power Industries & Electric, Inc. to act in the capacity of senior manager of all business affairs of the company, as well as Chief Technical Officer for Xynergy Corporation to act in the capacity of senior management in matters relating to oversight of company's technology and innovations, and employee accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of employer.

B. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by employer.

                                  SECTION TWO.

                            BEST EFFORTS OF EMPLOYEE

Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this agreement, to the reasonable satisfaction of employer. Such duties shall be rendered at 77-734 Country Club Drive - Suite L, Palm Desert, CA 92211, and at such other place or places as employer shall in good faith require or as the interest, needs, business, or opportunity of employer shall require.

                                 SECTION THREE.

                               TERM OF EMPLOYMENT

The term of this agreement shall be a period of two years, commencing April 22, 2002, and terminating April 21, 2004, subject, however, to prior termination as provided in this agreement. At the expiration date of April 21, 2004, this agreement shall be considered renewed for regular periods of one year, provided neither party submits a notice of termination.

                                  SECTION FOUR.

                            COMPENSATION OF EMPLOYEE

Cash & Expenses

Employer shall pay employee, and employee shall accept from employer, for employee's services under this agreement, compensation at the rate of $120,000 per year, payable twice a month on the 15th and 30th days of each month while this agreement shall be in force. Due to the initial lack of financing, and until adequate financing is obtained, in the absence of timely cash payment, employee agrees to receive either a deferred cash payment by the end of the current quarter where available, or an equal dollar amount of S-8 shares to be issued simultaneous to options for the current quarter. S8 shares issued in lieu of cash payment shall be valued at the published bid price of filing date.

Employer shall reimburse employee for all necessary expenses incurred by employee while traveling pursuant to employer's directions.

Additionally, Employer shall provide a budget sufficient for office space, supplies, and utilities, including telephone, internet access, wireless telephone, etc. Such payments are expected to cost approximately $3,500 per month.

Options

Employee options will be awarded at a rate of 56,250 options per quarter, beginning after the first full quarter of employment, to purchase registered shares of XYNY stock, beginning July 1, 2002. Exercise prices of the quarterly options shall be set at the lowest bid price of the stock during the previous calendar month.


Bonus for Successful Ground Demonstration of Laser

Upon successful demonstration of ground based laser for development of eventual space based demonstration, Employee shall receive an additional 100,000 S-8 options at a strike price of $0.25 per share, which will be available for issuance during the next scheduled quarterly S-8 filling.

                                  SECTION FIVE.

                  TERMINATION DUE TO DISCONTINUANCE OF BUSINESS

In spite of anything contained in this agreement to the contrary, in the event that employer shall permanently discontinue operating its business at 77-734 Country Club Drive - Suite L, Palm Desert, CA 92211, then this agreement shall terminate as of the last day of the month in which employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date of this agreement.

                                  SECTION SIX.

                                OTHER EMPLOYMENT

Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interest of employer, and employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of employee, and employee shall not, during the term of this agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent employee from investing or limit employee's right to invest his money in real estate.

                                 SECTION SEVEN.

                    RECOMMENDATIONS FOR IMPROVING OPERATIONS

Employee shall make available to employer all information of which employee shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to employer and employee.

                                 SECTION EIGHT.

                                  TRADE SECRETS

Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of employer, including but not limited to any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of employer, its manner of operation, its plans, processes, or other data without regard to whether all of the above-stated matters will be deemed confidential, material, or important, employer and employee specifically and expressly stipulating that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of employer, and employer's good will, and that any breach of the terms of this section shall be a material breach of this agreement.

                                  SECTION NINE.

                  TRADE SECRETS AFTER TERMINATION OF EMPLOYMENT

All of the terms of Section Eight of this agreement shall remain in full force and effect for the period of 2 years after the termination of employee's employment for any reason, and during such two-year period, employee shall not make or permit the making of any public announcement or statement of any kind that his was formerly employed by or connected with employer.

                                  SECTION TEN.

                             ADDITIONAL COMPENSATION

Employee shall not be entitled to any additional compensation by reason of any service that his may perform as the member of any managing committee of employer, or in the event that his shall at any time be elected an officer of director of employer, except as authorized and approved by employers board of directors.

                                 SECTION ELEVEN.

                  EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER

In spite of anything contained in this agreement to the contrary, employee shall not have the right to make any contracts or commitments for or on behalf of employer without first obtaining the express written consent of employer. All proposed contract arrangements shall be submitted to employers board of directors for approval.

                                 SECTION TWELVE.

                         AGREEMENTS OUTSIDE OF CONTRACT

This agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date of this agreement, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement or any representations including the execution and delivery of this agreement except such representations as are specifically set forth in this agreement, and each of the parties acknowledges that his has relied on its own judgment in entering into this agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this agreement are of no effect and that neither of them has relied on such payments or representations in connection with his dealings with the other.

                                SECTION THIRTEEN.

                                    VACATION

Employee shall be entitled to 15 days of paid vacation each year during the term of this agreement, the time for such vacation to be determined by mutual agreement between employer and employee.

                                SECTION FOURTEEN.

                            MODIFICATION OF AGREEMENT

Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                                SECTION FIFTEEN.

                                  FIDELITY BOND

Employee will immediately make application for a fidelity or a surety bond, to any company designated by employer, in such amount as may be specified by employer. Employer shall pay the premium on such bond, and such bond shall continue in force in such amounts as employer may from time to time require and in the event such bond is refused, or is ever canceled, except with the approval of employer, employee's employment may be terminated immediately and employee shall be entitled to compensation to the date of such termination only.

                                SECTION SIXTEEN.

                                   TERMINATION

A. After the first 185 days of employment, this agreement may be terminated by either party by providing 180 days written notice to the other. If employer shall so terminate this agreement, employee shall be entitled to compensation for 180 days.

B. In the event of any violation by employee of any of the terms of this agreement, employer may terminate employment without notice and with compensation to employee only to the date of such termination.

C. It is further agreed that any breach or evasion of any of the terms of this agreement by either party will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled under this agreement.

                               SECTION SEVENTEEN.

                           TERMINATION FOR DISABILITY

A. In spite of anything in this agreement to the contrary, employer has the option to terminate this agreement in the event that employee shall, during the term of this agreement, become permanently disabled as the term permanently disabled is fixed and defined in this Section. Such option shall be exercised by employer giving notice to employee by registered mail, addressed to him in care of employer at 269 South Beverly Drive, Suite 938, Beverly Hills, California, 90212 or at such other address as employee shall designate in writing of employer's intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this agreement shall cease on the last day of the month in which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally set forth in this agreement as the termination date of this agreement.

B. For the purposes of this agreement, employee shall be deemed to have become permanently disabled, if, during any year of the term of this agreement, because of ill health, physical or mental disability or for other causes beyond employee's control he shall have been continuously unable or unwilling or shall have failed to perform his duties under this agreement for 180 consecutive days, or if, during any year of the term of this agreement, employee shall have been unable or unwilling or shall have failed to perform his duties for a total period of 365 days, irrespective of whether or not such days are consecutive. For the purposes of this agreement, the term "any year of the term of this agreement" is defined to mean any 12-calendar-months period commencing on April 22, 2002, and terminating on April 21, 2004, during the term of this agreement.

                                SECTION EIGHTEEN.

                             COVENANT NOT TO COMPETE

If such employment is terminated for any cause, employee shall not, for a period of 2 years after leaving the employment, engage directly or indirectly, either personally or as an employee, associate partner, partner, manager, agent, or otherwise, or by means of any corporate or other device, in the Internet business within the United States, nor shall employee for such period and in such localities solicit orders, directly or indirectly, from any customers of employer, or from any customers of its successor, for such products as are sold by employer or its successor, either for himself or as an employee of any person, firm, or corporation.

                                SECTION NINETEEN.

                          EFFECT OF PARTIAL INVALIDITY

The invalidity of any portion of this agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

                                 SECTION TWENTY.

                                  CHOICE OF LAW

It is the intention of the parties to this agreement that this agreement and the performance under this agreement, and all suits and special proceedings under this agreement, be construed in accordance with and under and pursuant to the laws of the State of California and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                               SECTION TWENTY-ONE.

                                    NO WAIVER

The failure of either party to this agreement to insist upon the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                               SECTION TWENTY-TWO.

                                  ATTORNEY FEES

In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

                              SECTION TWENTY-THREE.

                              TRADING RESTRICTIONS

The Employee agrees that, at no time, without prior written consent from the Employers board of directors, shall the employee engage in a stock trade of any shares of the Employers stock which is at a discount, or below the current bid price at the time of the trade. Example: If, on the date of the transaction, the current bid price of Employers common stock is $.50, the Employee agrees not to sell any shares of the Employers common stock below the bid price of $.50.

                              SECTION TWENTY-FOUR.

                               PARAGRAPH HEADINGS

The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

In witness of the above, each party to this agreement has caused it to be executed at __________________________________on the date indicated below.


                                   SIGNATURES

    Xynergy Corporation                        Employee

                  /s/                                           /s/
------------------------------------           ---------------------------------
    Raquel Zepeda - President                  Howard Foote

    Date:         /        /                   Date:    /       /
          --------------------------                 --------------------

                                    Exhibit B

                          EMPLOYEE INVENTION AGREEMENT

     Agreement made, effective as of March 5, 2002, by and between Xynergy Corporation, a corporation organized and existing under the laws of the State of Nevada, with its principal office located at 269 South Beverly Drive, Suite 938, Beverly Hills, California, referred to in this agreement as employer, and Howard Foote, of 53975 Avenida Cortez, LaQuinta CA 92253, referred to in this agreement as employee.

                                    RECITALS

A. Employer is a holding company with current and prospective interests in retail, marketing, and Solar Space Power (SSP) technology.

B. Employee has been engaged and has had a great deal of experience and contacts in the design and development of SSP and other technologies.

C. The parties agree that as part of employee's job performance, employer expects employee to develop inventions, and to produce and receive confidential information pertaining to employer's business.

     In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                  SECTION ONE.

                                  TRADE SECRETS

     During the term of employee's employment, employee shall refrain from disclosing to other persons or entities any confidential information or trade secrets of employer developed by employee or of which employee becomes aware.

                                  SECTION TWO.

                       ASSIGNMENT OF RIGHTS TO INVENTIONS

     During the term of employee's employment, employee agrees that any inventions made by employee with employer's facilities, equipment, supplies, trade secrets, or that relate to employer's current or anticipated work or research, or that result from work done for employer, shall belong to employer. Employee assigns such inventions to employer, and agrees to cooperate with employer in obtaining patents on inventions for employer. Employee further agrees that employer may keep such inventions as trade secrets.

                                 SECTION THREE.

                       DISCLOSURE OF INVENTION TO EMPLOYER

     A. To facilitate compliance with this agreement, employee agrees to disclose to employer all inventions made by employee during the course of employee's employment, which shall be for a term of not less than twenty-four months. Employee agrees that any patent application filed within six months after termination of employee's employment, or no less than eighteen months from the date in which this agreement is signed, is presumed to relate to an invention developed during the term of employee's employment with employer. Therefore, employee agrees to disclose to employer all patent applications filed by employee within six months after employee's employment with employer has terminated, or within no less than eighteen months from the date in which this agreement is signed.

     B. An invention is made by employee during the course of employee's employment if employee conceived of, or put into practice, the invention during the term of employee's employment.

     In witness whereof the parties have executed this agreement in duplicate, at their respective locations, the day and year first above written.

                                   SIGNATURES

             Xynergy Corporation                Corporate Space Power Industries
                                                & Electric, Inc.

                  /s/                                            /s/
------------------------------------            --------------------------------
    Raquel Zepeda - President                   Howard Foote - President

    Date:         /        /                    Date:    /       /
          --------------------------                  --------------------


    Witnessed By:                               Witnessed By:

                  /s/                                            /s/
------------------------------------            --------------------------------

    Date:         /        /                    Date:    /       /
          --------------------------                  --------------------

                                    Exhibit C

                       EMPLOYEE CONFIDENTIALITY AGREEMENT

Employee agrees that any and all knowledge or information that may be obtained in the course of the employment with respect to the conduct and details of the business and with respect to the secret processes, formulas, machinery, etc. used by the employer in manufacturing its products will be forever held inviolate and be concealed from any competitor and all other persons and that he or she will not engage as employer, employee, principal, agent, or otherwise, directly or indirectly, at any time in a similar business, and that he or she will not impart the knowledge acquired to anybody and that should he or she at any time leave the employ of the employer he or she agrees not to enter into the employ or service or otherwise act in aid of the business of any rival company or concern or individual engaged in the same or in similar lines of business. If he or she does so in violation the employer shall be entitled to an injunction by any competent court of equity enjoining and restraining him [her] and each and every other person concerned from continuance of employment, services or other acts in aid of the business of the rival company or concern. Nothing shall prevent him [her], upon the termination of the employment, in engaging in any occupation in which the processes, formulas, and other secrets of the employer will not be directly or indirectly involved.

                                   SIGNATURES

             Xynergy Corporation                Corporate Space Power Industries
                                                & Electric, Inc.

                  /s/                                            /s/
------------------------------------            --------------------------------
    Raquel Zepeda - President                   Howard Foote - President

    Date:         /        /                    Date:    /       /
          --------------------------                  --------------------


    Witnessed By:                               Witnessed By:

                  /s/                                            /s/
------------------------------------            --------------------------------

    Date:         /        /                    Date:    /       /
          --------------------------                  --------------------